SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. Section 240.14a-11(c) or ss. 240.14a-12

                                 EUPHONIX, INC.
                (Name of Registrant as Specified in its Charter)

                           ________________________
      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] $125 per Exchange Act Rules O-11-(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

         (1) Title of each class of securities to which transaction applies:
           __________________________________
         (2) Aggregate number of securities to which transaction applies:
           __________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           __________________________________
         (4) Proposed maximum aggregate value of transaction:
           __________________________________
         (5) Total fee paid:
           __________________________________

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:________________
         (2) Form, Schedule or Registration Statement No.:________________
         (3) Filing Party:________________
         (4) Date Filed:_________________

                                 EUPHONIX, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 22, 1999



         This Special Meeting of Shareholders of Euphonix, Inc., a California corporation (the "Company"), will be held at the Company's offices located at 220 Portage Avenue, Palo Alto, California 94306 on Friday, October 22, 1999 at 9:00 a.m. California time, for the following purposes:

     1. To approve the conversions of the Secured Promissory Note issued by the Company in July 1999 into Common Stock, and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on September 8,1999 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof. A list of such shareholders is kept at the office of the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C. All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

       Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                   By Order of the Board of Directors,

                                   /                /

                                   Barry L. Margerum
                                   Chief Executive Officer


Palo Alto, California
September 24, 1999


   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN
       THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                 EUPHONIX, INC.
                               220 Portage Avenue
                           Palo Alto, California 94306
                               ____________________

                                 PROXY STATEMENT
                                  _____________

                    Notice of Special Meeting of Shareholders
                                October 22, 1999



                 INFORMATION CONCERNING SOLICITATION AND VOTING


Date, Time and Place

         This Proxy Statement is furnished to the shareholders of Euphonix, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held at 9:00 a.m. on Friday, October 22, 1999, and any and all postponements or adjournments thereof. These proxy solicitation materials were first mailed on or about September 24, 1999 to all shareholders entitled to vote at the Special Meeting.

Purposes of the Special Meeting

         The purposes of the Special Meeting are to (1) approve the conversions of the Secured Promissory Note issued by the Company in July 1999 into Common Stock, and (2) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Record Date and Share Ownership

         Shareholders of record at the close of business on September 8, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 7,957,262 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Share Ownership by Principal Shareholders and Management."

Voting and Solicitation; Quorum

         Each share has one vote. The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Special Meeting (the "Votes Cast") with respect to such matter.

        The Company believes that abstentions should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

         Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Shareholder Proposals for the Next Annual Meeting

         Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than January 26, 2000 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 220 Portage Avenue, Palo Alto, California 94306.


      PROPOSAL NO. 1--APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY
            NOTE ISSUED BY THE COMPANY IN JULY 1999 INTO COMMON STOCK

         In July 1999, the Company executed a Secured Promissory Note (the "July Note") with certain persons under which the Company may draw up to an aggregate of $2,100,000 through October 31, 1999. Under the July Note, Taurean Investments AG ("Taurean") and Pegasus Capital II, L.P. ("Pegasus") (each a "July Note Investor" and collectively, the "July Note Investors") have advanced $2,000,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the outstanding principal amount under the July Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in July 2001. The Company may not prepay the July Note. The July Note is secured by the assets of the Company.

         Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the July Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the July Note is determined by dividing the principal sum of the July Note, plus accrued interest thereon, by $0.75. In the event that the July Note Investors (or either of them) exercise this conversion right and the full amount of principal under the July Note has not been advanced, then as part of such conversion, the July Note Investor(s) shall pay to the Company such Investor's unadvanced portion of the principal amount of the July Note.

         The Company is seeking shareholder approval to allow for conversions of the July Note into Common Stock of the Company. If shareholder approval is not obtained by October 31, 1999, the outstanding principal amount under the July Note and the accrued interest thereon must be repaid in full upon demand (rather than in July 2001) by the July Note Investors representing two-thirds of the then outstanding principal amount of the July Note. Such demand by the July Note Investors may not be made until January 1, 2000.

Background

         Outside financing is critical to the Company in its current stage of development because the Company does not yet generate sufficient cash from operations to fund its operations and growth. Between March 16, 1998 and the date of this Proxy Statement, the Company raised a total of $7,153,676 through
(1) the sale of Common Stock to ONSET Enterprise Associates ("ONSET"), Milton M.
T. Chang, Dieter Meier, Stephen D. Jackson and Scott W. Silfvast (each a "Common Stock Purchaser" and collectively, the "Common Stock Purchasers"), in two private placements (the "Common Stock Financings"), (2) the issuance of the July Note to the July Note Investors (the "July Note Financing") and (3) the issuance of a Secured Promissory Note in April 1999 (the "April Note") in the amount of $2 million (the "April Note Financing"), with ONSET, Milton M. T. Chang, Dieter Meier, Stephen D.Jackson and Pegasus (collectively, the "April Note Investors"). The April Note is convertible into shares of Common Stock of the Company as described in footnote (1) below. The convertibility feature of the April Note was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 25, 1999. The security interests granted to the holders of the April Note are subordinate to the security interests granted to the holders of the July Note.

         The chart below reflects the Common Stock Purchasers, April Note Investors and July Note Investors in the Common Stock Financings, the April Note Financing and July Note Financing, respectively, the funds raised by the Company in such financings and the securities outstanding as a result thereof:

--------------------------------------------------------------------------------

                                     Common Stock      Total
                                     Issuable Upon  Consideration
Common Stock Purchaser  Number of     Conversion    Received by  Effective Date
   or Note Investor   Shares Issued  of the Note    the Company   of Issuance(3)
--------------------------------------------------------------------------------

 ONSET Enterprise
  Associates               800,000      966,767(1)   $1,500,000   March 16, 1998
                                                      1,000,000   April 23, 1999

--------------------------------------------------------------------------------
 Milton M. T. Chang         80,000      386,706(1)      150,000   March 16, 1998
                                                        400,000   April 23, 1999
--------------------------------------------------------------------------------


 Dieter Meier            1,000,000      338,368(1)      987,300 January 26, 1999
                                                        350,000   April 23, 1999
--------------------------------------------------------------------------------

 Stephen D. Jackson        320,446      145,015(1)      316,376 January 26, 1999
                                                        150,000   April 23, 1999
--------------------------------------------------------------------------------

 Scott W. Silfvast          53,333           __         100,000   March 16, 1998

--------------------------------------------------------------------------------

 Pegasus Capital II, L.P.    -0-         96,676(1)      100,000   April 23, 1999
                                        133,333(2)      100,000    July 30, 1999

--------------------------------------------------------------------------------

 Taurean Investments AG(4)   -0-      2,666,666(2)    2,000,000    July 30, 1999
--------------------------------------------------------------------------------

(1) The number of shares of Common Stock to be issued upon conversion of the April Note is determined by dividing the then outstanding principal sum of the April Note, plus accrued interest thereon, by the average closing price per share of Common Stock during the ten (10) consecutive trading days immediately preceding April 23, 1999 as reported on the Nasdaq Stock Market. Such average closing price per share was $1.034375. Assumes conversion of the full amount of the portion of the April Note held by the April Note Investors, without taking into account any interest thereon and based on such average closing price per share.

(2) The number of shares of Common Stock to be issued upon conversion of the July Note is determined by dividing the principal sum of the July Note, with accrued interest thereon, by $0.75. Assumes conversion of the full amount of the portion of the July Note held by the July Note Investors, without taking into account any interest thereon.

(3)  Assumes the Notes were convertible on the dates of issuance.

(4) Taurean Investments AG is a corporation which has a contractual arrangement with a trust for the benefit of Dieter Meier, such that Dieter Meier would be the beneficial owner of the stock issuable upon conversion of the Note.

         As noted above, the July Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the July Note. However, if the conversion feature of the July Note is not approved by the shareholders, the outstanding principal amount under the July Note and accrued interest thereon must be repaid in full upon demand by July
Note Investors representing two-thirds of the then outstanding principal amount of the July Note. Such demand by the July Note Investors may not be made until January 1, 2000. As a result of the Common Stock Financings, the Common Stock Purchasers in the aggregate beneficially own in excess of 57% of the sum of the Company's outstanding voting securities as of July 31, 1999 and the number of shares which the Common Stock Purchasers have the right to acquire within 60 days of July 31, 1999 upon the exercise of stock options and stock purchase rights and upon the conversion of the April Note. Upon approval of the conversion feature of the July Note, the July Note Investors (including the shares beneficially owned by Dieter Meier)in the aggregate could potentially control 42.6% of the sum of the Company's voting securities as of July 31, 1999, the aggregate of 2,800,000 shares issuable upon conversion of the July Note (without taking into account shares issuable upon conversion of the interest thereon)and the aggregate of 435,044 shares issuable upon conversion of the April note by Dieter Meier and Pegasus (without taking into account shares issuable upon conversion of the interest thereon); individually, each of Taurean (including the shares beneficially owned by Dieter Meier) and Pegasus (neither of whom hold options to purchase shares of the Company) could potentially control 36.5% and 9.3% of the Company's voting securities, respectively. In addition, as described under "Other Information--Certain Transactions--1999 Private Placement of Common Stock", the Company has agreed to grant Dieter Meier and Stephen D. Jackson the right to designate one nominee for election to the Company's Board of Directors under certain circumstances.

         Under the Nasdaq National Market System corporate governance rules, Rule 4460(i)(1)(D) (the "20% Rule") requires shareholder approval of securities issuances where (1) the securities issued are Common Stock or securities convertible into or exercisable for Common Stock, (2) the price of the securities is less than the market value of the Common Stock, and (3) the proposed issuance would result in the issuance of 20% or more of the Common Stock or voting power of the Company before the issuance. Additionally, Nasdaq Rule 4460(i)(1)(B) (the "Control Rule") requires shareholder approval of the adoption of a plan or the issuance of securities by the Company that would result in a change of control of the Company. There is no concrete test to determine the amount of securities that the Company may issue to a party without triggering the Control Rule. Depending on the facts and circumstances, the issuance by the Company of a small amount of securities may result in a change of control of the Company where an investor already owns a sizable portion of the Company's outstanding voting securities.

         The Company is seeking shareholder approval to allow for conversions of the July Note into Common Stock of the Company in order to ensure compliance with Nasdaq's 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the July Note and interest thereon upon demand (rather than in July 2001) by July Note Investors representing two-thirds of the then outstanding principal amount of the July Note. Pursuant to a Voting Agreement dated July 30, 1999, Milton M.T. Chang, James Dobbie, Stephen Jackson, Dieter Meier, ONSET and Scott Silfvast, holding in the aggregate 48.7% of the Company's outstanding voting securities, agreed to vote their shares of the Company's capital stock in favor of the conversion feature of the July note.

Principal Effects of Approval or Nonapproval

         In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the July Note Investors in connection with the July Note Financing would be 2,800,000 shares, assuming the conversion of the full amount of the July Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the July Note Investors, together with their current holdings of the Company's voting securities, (including the shares beneficially owned by Dieter Meier), could potentially result in the control of up to 42.6% of the Company's voting securities, as described above.

         In the event that shareholder approval is not obtained, the Company would be required to pay in full the outstanding principal amount of the July Note and interest thereon upon demand (rather than in July 2001) by July Note Investors representing two-thirds of the then outstanding principal amount of the July Note. Such demand by the July Note Investors may not be made until January 1, 2000.

         In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 1 will have a severely detrimental effect on the Company and its future. The July Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the July Note and interest thereon upon demand by July Note Investors representing two-thirds of the then outstanding principal amount of the July Note. If shareholder approval is obtained, the outstanding principal amount of the July Note and interest thereon would become payable in due course according to the July Note, specifically in July 2001.

Vote Required; Recommendation of Board of Directors

         Shareholder approval to allow for conversions of the July Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.


                                OTHER INFORMATION

Certain Transactions

         1998 Private Placement of Common Stock. On March 16, 1998, the Company entered into a Common Stock Purchase Agreement (the "1998 Purchase Agreement") with, among others, ONSET, the Company's largest shareholder, and Milton M. T. Chang and Scott W. Silfvast, directors of the Company. Under the 1998 Purchase Agreement, a total of 1,039,999 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $1.875, which price is equal to the closing price of the Company's Common Stock on March 16, 1998. 800,000 shares were purchased by ONSET for $1,500,000, 80,000 shares were purchased by Mr. Chang for $150,000 and 53,333 shares were purchased by Mr. Silfvast for $100,000. Until March 16, 2000, holders of an aggregate of greater than 50% of the shares purchased under the 1998 Purchase Agreement may request the Company register such shares pursuant to a "shelf" registration on Form S-1 under the Securities Act of 1933, as amended.

         1999 Private Placement of Common Stock. On January 26, 1999, the Company entered into a Common Stock Purchase Agreement (the "1999 Purchase Agreement") with Dieter Meier and Stephen D. Jackson. Under the 1999 Purchase

Agreement, a total of 1,320,446 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $0.9873, which price was equal to 90% of the average bid price per share for the ten days immediately preceding January 26, 1999. 1,000,000 shares were purchased by Dieter Meier for $987,300 and 320,446 shares were purchased by Stephen D. Jackson for $316,376. Under certain circumstances, such persons have the right, to request on one occasion that the Company register such shares, or to include such shares in a registration effected by the Company, with the number of shares included in each such registration subject to underwriter cutbacks. Under certain circumstances, such persons have the right to designate one nominee for election to the Company's Board of Directors.

         April 1999 Note Financing. In April 1999, the Company executed a Secured Promissory Note (the "April Note") with certain persons under which the Company may draw up to $2 million through July 31, 1999. Under the April Note, ONSET, Milton M. T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus have advanced $1,000,000, $400,000, $350,000, $150,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the April Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in April 2001. The Company may not prepay the April Note. The April Note is convertible into Common Stock of the Company pursuant to the terms thereof. Under certain circumstances (but not sooner than January 1, 2000), the April Note may become immediately due and payable.

         July 1999 Note Financing. In July 1999, the Company executed a Secured Promissory Note (the "July Note") with certain persons under which the Company may draw up to an aggregate of $2,100,000 through October 31, 1999. Under the Note, Taurean and Pegasus have advanced $2,000,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the outstanding principal amount under the July Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in July 2001. The Company may not prepay the July Note. The July Note is secured by the assets of the Company.

         Subject to obtaining the necessary approvals (including shareholder approval as further explained in Proposal No. 1 above), the July Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the July Note is determined by dividing the principal sum of the July Note, plus accrued interest thereon, by $0.75. In the event that the July Note Investors (or either of them) exercise this conversion right and the full amount of principal under the July Note has not been advanced, then as part of such conversion, the July
Note Investor(s) shall pay to the Company such Investor's unadvanced portion of the principal amount of the July Note.

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The table below indicates the number of shares of the Company's Common Stock beneficially owned as of July 31, 1999 by: (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.


                                                         Number of Shares
                                                       Beneficially Owned(1)
                                                       ---------------------
Directors, Executive Officers and 5% Shareholders    Number            Percent
-------------------------------------------------    ------            -------


Robert F. Kuhling, Jr. (2), (3) .................   2,711,689           30.4%
   c/o ONSET Enterprise Associates
   2490 Sand Hill Road
   Menlo Park, CA  94025

ONSET Enterprise Associates (2), (3) ............   2,711,102           30.4%
   2490 Sand Hill Road
   Menlo Park, CA  94025

Dieter Meier (3).................................   1,338,368           16.1%
   c/o Soundproof, Inc.
   5180 Linwood Drive
   Los Angeles, CA  90027

Milton M. T. Chang (3)...........................     755,506           9.1%
   26228 Scarff Way
   Los Altos, CA  94022

Pegasus Capital II, L.P. (3).....................     624,601           7.8%
   181 Elm Street
   New Canaan, CT  06840

Scott W. Silfvast (4)............................     347,708           4.3%

Barry L. Margerum (4)............................     203,637           2.5%

James Dobbie (4).................................     200,855           2.5%

Paul L. Hammel (4)...............................      64,083            *

Steven H. Milne (4)..............................      45,372            *

All executive officers and directors as a group
 (7 persons) (4).................................   4,328,850          44.5%
--------

* Less than one percent.

(1)  Based on 7,957,262 shares of Common Stock outstanding as of July 31, 1999.

(2) Includes 1,744,335 shares held by ONSET. Mr. Kuhling is a general partner of OEA Management, L.P. ("OEA"), which is the general partner of ONSET, and, together with the other general partners of OEA, shares voting and investment power with respect to such shares. Mr. Kuhling disclaims beneficial ownership of the shares held by ONSET except to his proportionate partnership interest therein. Also includes 587 shares held by a trust for the benefit of Mr. Kuhling and his spouse.

(3)  Includes 966,767,  338,368,  96,676, and 386,706 shares which ONSET, Dieter
     Meier, Pegasus and Milton Chang, respectively, have the right to acquire within 60 days of July 31, 1999 upon the conversion of the April Note.

(4)  Includes 54,027, 55,500, 203,637,  64,083, 45,372, and 422,619 shares which
     Messrs. Silfvast, Dobbie, Margerum, Hammel, Milne and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of July 31, 1999 upon the exercise of stock options and stock purchase rights.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

         It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                                     THE BOARD OF DIRECTORS


September 24, 1999
Palo Alto, California

           This Proxy is solicited on behalf of the Board of Directors

                                 EUPHONIX, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                October 22, 1999


The undersigned shareholder of EUPHONIX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 24, 1999, and hereby appoints Barry L. Margerum and James Dobbie, and each of them, proxies with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of EUPHONIX, INC. to be held on Friday, October 22, 1999, at 9:00 a.m., local time, at the offices of the Company, at 220 Portage Avenue, Palo Alto, California 94306 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


       (Continued, and to be marked, dated and signed, on the other side)

     1. PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY NOTE ISSUED BY THE COMPANY IN JULY 1999 INTO COMMON STOCK.

         [ ]  FOR                 [ ]   AGAINST                   [ ]   ABSTAIN

         and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

         (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature(s)_____________________             Dated _________________________

Print Name(s)____________________             Dated _________________________